Exhibit 10.3
EXECUTION VERSION
WOODWARD GOVERNOR COMPANY
AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT
As of October 1, 2008
To the Holders of Notes
Named on the Signature Pages Hereto
Ladies and Gentlemen:
Woodward Governor Company (hereinafter, together with its successors and assigns, the “Company”) agrees with you as follows:
1. PRELIMINARY STATEMENTS.
1.1. Note Issuances, etc.
Pursuant to that certain Note Purchase Agreement dated as of October 15, 2001 (as in effect immediately prior to giving effect to the Amendments (as defined below) provided for hereby, the “Existing Note Purchase Agreement”, and as amended by this Amendment Agreement (as defined below) and as may be further amended, restated or otherwise modified from time to time, the “Note Purchase Agreement”) the Company issued and sold Seventy Five Million Dollars ($75,000,000) in aggregate principal amount of its 6.39% Senior Notes due October 15, 2011 (as amended, restated or otherwise modified from time to time as of the date hereof, the “Notes”). The register for the registration and transfer of the Notes indicates that the parties named in Annex 1 (the “Noteholders”) to this Amendment No. 1 to Note Purchase Agreement (the “Amendment Agreement”) are currently the holders of the entire outstanding principal amount of the Notes.
2. DEFINED TERMS.
Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Existing Note Purchase Agreement.
3. AMENDMENTS TO THE EXISTING NOTE PURCHASE AGREEMENT.
Subject to Section 5 of this Amendment Agreement, the Required Holders and the Company hereby agree to each of the amendments to the Existing Note Purchase Agreement as provided for by this Amendment Agreement and specified in Exhibit A. Such amendments are referred to herein, collectively, as the “Amendments”.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
To induce you to enter into this Amendment Agreement and to consent to the Amendments, the Company represents and warrants as follows:
4.1. Reaffirmation of Representations and Warranties.
All of the representations and warranties contained in Section 5 of the Existing Note Purchase Agreement are correct with the same force and effect as if made by the Company on the date hereof except to the extent (a) that any of such representations and warranties relate by their terms to a prior date or (b) otherwise disclosed in the periodic and current reports filed by the Company with the Securities and Exchange Commission since the Closing or set forth in the Offering Memorandum relating to the 2008 Note Purchase Agreement, a copy of which has been delivered to the Noteholders.
4.2. Organization, Power and Authority, etc.
The Company has all requisite corporate power and authority to enter into and perform its obligations under this Amendment Agreement.
4.3. Legal Validity.
The execution and delivery of this Amendment Agreement by the Company and compliance by the Company with its obligations hereunder and under the Note Purchase Agreement: (a) are within the corporate powers of the Company; and (b) do not violate or result in any breach of, constitute a default under, or result in the creation of any Lien upon any property of the Company under the provisions of: (i) its charter documents; (ii) any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to either the Company or its property; or (iii) any agreement or instrument to which the Company is a party or by which the Company or any of its property may be bound or any statute or other rule or regulation of any Governmental Authority applicable to the Company or its property.
This Amendment Agreement has been duly authorized by all necessary action on the part of the Company, has been executed and delivered by a duly authorized officer of the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
4.4. No Defaults.
No event has occurred and no condition exists that: (a) would constitute a Default or an Event of Default or (b) could reasonably be expected to have a Material Adverse Effect.

2

4.5. Disclosure.
This Amendment Agreement and the documents, certificates or other writings delivered to the Noteholders by or on behalf of the Company in connection therewith, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to the Noteholders by or on behalf of the Company specifically for use in connection with the transactions contemplated by the this Amendment Agreement.
5. EFFECTIVENESS OF AMENDMENTS.
The Amendments shall become effective only upon the date of the satisfaction in full of the following conditions precedent (the “Effective Date”):
5.1. Execution and Delivery of this Amendment Agreement.
The Company and the Required Holders shall have executed and delivered this Amendment Agreement.
5.2. Representations and Warranties True.
The representations and warranties set forth in Section 4 shall be true and correct on such date in all respects.
5.3. Authorization.
The Company shall have authorized, by all necessary action, the execution, delivery and performance of all documents, agreements and certificates in connection with this Amendment Agreement.
5.4. Amendment to 2007 Bank Credit Agreement.
Each of the Noteholders shall have received, on or before the date hereof, a fully executed copy of an amendment agreement to the Second Amended and Restated Credit Agreement (the “2007 Bank Credit Agreement”), dated as of October 25, 2007, by and among the Company, the foreign subsidiary borrowers from time to time parties thereto, the institutions from time to time party thereto as lenders, and JPMorgan Chase Bank, National Association, as administrative agent for itself and the other lenders party thereto, in form and substance satisfactory to the Required Holders, and the conditions to the effectiveness thereof, and all conditions to the obligations of the lenders thereunder to make loans thereunder, shall have been satisfied or waived.

3

5.5. 2008 Note Purchase Agreement.
Each of the Noteholders shall have received, on or before the date hereof, a fully executed copy of the Note Purchase Agreement (the “2008 Note Purchase Agreement”), dated as of October 1, 2008, by and among the Company and the purchasers party thereto, in form and substance satisfactory to the Required Holders, and the conditions to the effectiveness thereof, and all conditions to the obligations of the purchasers party thereto to purchase the notes to be issued thereunder shall have been satisfied or waived.
5.6. 2008 Bank Credit Agreement.
Each of the Noteholders shall have received, on or before the date hereof, a fully executed copy of the Term Loan Credit Agreement (the “2008 Bank Credit Agreement”), dated as of October 1, 2008, by and among the Company, the institutions from time to time party thereto as lenders, and JPMorgan Chase Bank, National Association, as administrative agent for itself and the other lenders party thereto, in form and substance satisfactory to the Required Holders, and the conditions to the effectiveness thereof, and all conditions to the obligations of the lenders thereunder to make loans thereunder, shall have been satisfied or waived.
5.7. Intercreditor Agreement.
Each of the Noteholders shall have received, on or before the date hereof, a fully executed copy of the Amended and Restated Intercreditor Agreement, dated as of October 1, 2008, by and among (i) JPMorgan Chase Bank, National Association, as administrative agent for itself and the other lenders under the 2007 Bank Credit Agreement, (ii) JPMorgan Chase Bank, National Association, as administrative agent for itself and the other lenders under the 2008 Bank Credit Agreement, (iii) the holders of the notes under the 2008 Note Purchase Agreement and (iv) the Noteholders, in form and substance satisfactory to the Required Holders, and the conditions to the effectiveness thereof shall have been satisfied or waived.
5.8. Special Counsel Fees.
The Company shall have paid the reasonable fees and disbursements of Noteholders’ special counsel in accordance with Section 6 below.
5.9. Proceedings Satisfactory.
All proceedings taken in connection with this Amendment Agreement and all documents and papers relating thereto shall be satisfactory to the Noteholders signatory hereto and their special counsel, and such Noteholders and their special counsel shall have received copies of such documents and papers as they or their special counsel may reasonably request in connection herewith.

4

6. EXPENSES.
Whether or not the Amendments become effective, the Company will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all reasonable fees, expenses and costs of your special counsel, Bingham McCutchen LLP, incurred in connection with the preparation, negotiation and delivery of this Amendment Agreement, the Intercreditor Agreement and any other documents related thereto. Nothing in this Section shall limit the Company’s obligations pursuant to Section 15.1 of the Existing Note Purchase Agreement.
7. MISCELLANEOUS.
7.1. Part of Existing Note Purchase Agreement; Future References, etc.
This Amendment Agreement shall be construed in connection with and as a part of the Note Purchase Agreement and, except as expressly amended by this Amendment Agreement, all terms, conditions and covenants contained in the Existing Note Purchase Agreement are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment Agreement may refer to the Note Purchase Agreement without making specific reference to this Amendment Agreement, but nevertheless all such references shall include this Amendment Agreement unless the context otherwise requires.
7.2. Counterparts, Facsimiles.
This Amendment Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed signature page by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment Agreement.
7.3. Governing Law.
THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.
[Remainder of page intentionally left blank. Next page is signature page.]

5

If you are in agreement with the foregoing, please so indicate by signing the acceptance below on the accompanying counterpart of this Amendment Agreement and returning it to the Company, whereupon it will become a binding agreement among you and the Company.

WOODWARD GOVERNOR COMPANY
By:	/s/ Robert F. Weber, Jr.
	Name:	Robert F. Weber, Jr.
	Title:	Chief Financial Officer and Treasurer
Signature Page to Amendment No. 1 to Note Purchase Agreement

The foregoing Amendment Agreement is hereby accepted as of the date first above written. By its execution below, each of the undersigned represents that it is the owner of one or more of the Notes and is authorized to enter into this Amendment Agreement in respect thereof.

New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account

By:	New York Life Investment Management LLC, its Investment Manager

	By:	/s/ Kathleen A. Haberkern Name: Kathleen A. Haberkern
Title: Director

New York Life Insurance Company

By:	/s/ Kathleen A. Haberkern

Name: Kathleen A. Haberkern
Title: Corporate Vice President

New York Life Insurance and Annuity Corporation

By:	New York Life Investment Management LLC, its Investment Manager

	By:	/s/ Kathleen A. Haberkern Name: Kathleen A. Haberkern
Title: Director
Signature Page to Amendment No. 1 to Note Purchase Agreement

Modern Woodmen of America

By:	/s/ Douglas A. Pannier

Name: Douglas A. Pannier
Title: Portfolio Manager — Private Placements

Nationwide Life Insurance Company Nationwide Mutual Insurance Company AMCO Insurance Company

By:	/s/ Jeffrey A. Gilliam

Name: Jeffrey A. Gilliam Title: Authorized Signatory

Massachusetts Mutual Life Insurance Company

By:	Babson Capital Management LLC, as Investment Adviser

	By:	/s/ Emeka O. Onukwugha Name: Emeka O. Onukwugha
Title: Managing Director

C.M. Life Insurance Company

By:	Babson Capital Management LLC, as Investment Sub-Adviser

	By:	/s/ Emeka O. Onukwugha Name: Emeka O. Onukwugha
Title: Managing Director
Signature Page to Amendment No. 1 to Note Purchase Agreement

MassMutual Asia Limited

By:	Babson Capital Management LLC, as Investment Adviser

	By:	/s/ Emeka O. Onukwugha Name: Emeka O. Onukwugha
Title: Managing Director

American Family Life Insurance Company

By:	/s/ Phillip Hannifan

Name: Phillip Hannifan Title: Investment Director

Connecticut General Life Insurance Company

By:	CIGNA Investments, Inc. (authorized agent)

	By:	/s/ Leonard Mazlish Name: Leonard Mazlish Title: Managing Director

Life Insurance Company of North America

By:	CIGNA Investments, Inc. (authorized agent)

	By:	/s/ Leonard Mazlish Name: Leonard Mazlish Title: Managing Director
Signature Page to Amendment No. 1 to Note Purchase Agreement

CIGNA Life Insurance Company of New York

By:	CIGNA Investments, Inc. (authorized agent)

	By:	/s/ Leonard Mazlish Name: Leonard Mazlish Title: Managing Director

Minnesota Life Insurance Company

By:	Advantus Capital Management, Inc.

	By:	/s/ Theodore R. Hoxmeier Name: Theodore R. Hoxmeier Title: Vice President

Prudential Retirement Insurance and Annuity Company

By:	Prudential Investment Management, Inc., as investment manager

	By:	/s/ Matthew W. Reed Vice President
Signature Page to Amendment No. 1 to Note Purchase Agreement

GUARANTOR ACKNOWLEDGEMENT
The undersigned hereby acknowledges and agrees to the terms of Amendment No. 1 to Note Purchase Agreement, dated as of October 1, 2008 (the “Amendment”), amending that certain Note Purchase Agreement, dated as of October 15, 2001, (the “Note Purchase Agreement”), among Woodward Governor Company, a Delaware corporation and the holders of Notes party thereto. The undersigned also acknowledges and agrees that each reference to “the Bank Credit Agreement” appearing in each Guaranty Agreement is hereby replaced with “any Major Credit Facility”. The undersigned hereby confirms that the Guaranty Agreement to which the undersigned is a party remains in full force and effect after giving effect to the Amendment and continues to be the valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles including principles of commercial reasonableness, good faith and fair dealing (whether enforceability is sought by proceedings in equity or at law).
Capitalized terms used herein but not defined are used as defined in the Note Purchase Agreement.
Dated as of October 1, 2008

WOODWARD FST, INC.
By:	/s/ Robert F. Weber, Jr.
	Name:	Robert F. Weber, Jr.
	Title:	Secretary and Treasurer
Guarantor Acknowledgement

Annex 1
Noteholders
Prudential Retirement Insurance and Annuity Company
Connecticut General Life Insurance Company
Life Insurance Company of North America
CIGNA Life Insurance Company of New York
New York Life Insurance Company
New York Life Insurance and Annuity Corporation
New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account
Nationwide Life Insurance Company
Nationwide Mutual Insurance Company
AMCO Insurance Company
Massachusetts Mutual Life Insurance Company
C.M. Life Insurance Company
MassMutual Asia Limited
Minnesota Life Insurance Company
Modern Woodmen of America
American Family Life Insurance Company
Annex 1-1

EXHIBIT A
AMENDMENTS
(a) Section 7.1(f) — Information. Section 7.1(f) of the Existing Note Purchase Agreement is hereby amended and restated to read as follows:
“(f) Major Credit Facility — substantially concurrent with the transmission thereof, copies (unless otherwise delivered pursuant to the other provisions of this Section 7.1) of all financial statements, notices, reports and other information given by or on behalf of the Company or any of its Subsidiaries to the financial institutions party to any Major Credit Facility (excluding routine matters such as borrowing requests); and”
(b) Section 9.6 — Guaranty by Subsidiaries; Liens. Section 9.6 of the Existing Note Purchase Agreement is hereby amended and restated to read as follows:
“Section 9.6 Guaranty by Subsidiaries. (a) If at any time, pursuant to the terms and conditions of any Major Credit Facility, any existing or newly acquired or formed Subsidiary of the Company becomes obligated as a guarantor or obligor under such Major Credit Facility, the Company shall, at its sole cost and expense, cause such Subsidiary to concurrently therewith become a Guarantor in respect of this Agreement and the Notes, and within ten (10) Business Days thereafter shall deliver to each of the holders of the Notes the following items:
(1) an executed supplement to the Guaranty Agreement in the form of Exhibit A thereto (a “Guaranty Supplement”);
(2) such documents and evidence with respect to such Subsidiary as the Required Holders may reasonably request in order to establish the existence and good standing of such Subsidiary and the authorization of the transactions contemplated by such Guaranty Supplement;
(3) an opinion of counsel to the Company and such Subsidiary in form and substance satisfactory to the Required Holders to the effect that (i) such Guaranty Supplement has been duly authorized, executed and delivered by such Subsidiary, (ii) the Guaranty Agreement as supplemented by such Guaranty Supplement constitutes the legal, valid and binding contract and agreement of such Subsidiary, enforceable in accordance with its terms (except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles) and (iii) the execution, delivery and performance by such Subsidiary of such Guaranty Supplement do not (A) violate any law, rule or regulation applicable to such Subsidiary, or (B)(1)conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien not permitted by Section 10.5 or (2) conflict with or result in any breach of any of the provisions of or constitute a default under (I) the provisions of the charter, bylaws, certificate of formation, operating agreement or other constitutive documents of such Subsidiary, or (II) any agreement or other instrument to which such Subsidiary is a party or by which such Subsidiary may be bound;

Exhibit A-1

provided, that notwithstanding anything contained in this Section 9.6(a) to the contrary, the Company shall be under no obligation to (but may in its sole discretion) require any Foreign Subsidiary to become a Guarantor in respect of this Agreement and the Notes to the extent such Foreign Subsidiary’s obligations under all Major Credit Facilities consist solely of direct borrowings solely to such Foreign Subsidiary (a “Foreign Borrowing”) or guaranties of a Foreign Borrowing by another Foreign Subsidiary.
(b) If at any time, pursuant to the terms and conditions of all of the Major Credit Facilities, any Guarantor is discharged and released from its Guaranty of Indebtedness under all of the Major Credit Facilities and (1) such Guarantor is not a co-obligor under any of the Major Credit Facilities and (2) the Company shall have delivered to each holder of Notes an Officer’s Certificate certifying that (i) the condition specified in clause (1) above has been satisfied and (ii) immediately preceding the release of such Guarantor from the Guaranty Agreement and after giving effect thereto, no Default or Event of Default shall have existed or would exist, then, upon receipt by the holders of Notes of such Officer’s Certificate, such Guarantor shall be discharged and released, automatically and without the need for any further action, from its obligations under the Guaranty Agreement; provided that, if in connection with any release of a Guarantor from its Guaranty of Indebtedness under any Major Credit Facility any fee or other consideration (excluding, for the avoidance of doubt, any repayment of the principal or interest under any Major Credit Facility in connection with such release) is paid or given to any holder of Indebtedness under such Major Credit Facility in connection with such release, each holder of a Note shall receive equivalent consideration on a pro rata basis in connection with such Guarantor’s release from the Guaranty Agreement. Without limiting the foregoing, for purposes of further assurance, each of the holders of the Notes agrees to provide to the Company and such Guarantor, if reasonably requested by the Company or such Guarantor and at the Company’s expense, written evidence of such discharge and release signed by such holder.
(c) If at any time, pursuant to the terms and conditions of any other Major Credit Facility, the Company or any of its Subsidiaries are required to or elect to grant Liens on any of their assets to secure the Indebtedness evidenced by such Major Credit Facility, the Company will, at its sole cost and expense, grant, or cause such Subsidiary to grant, Liens on such assets in favor of the holders of the Notes (or in favor of a collateral agent reasonably acceptable to the Required Holders for the benefit of the holders of the Notes), and within ten (10) Business Days thereafter will deliver to each of the holders of the Notes the following items:
(1) such security documents as the Required Holders deem reasonably necessary or advisable to grant to the holders of Notes (or such collateral agent for the benefit of the holders of Notes) a perfected first priority security interest to (or for the benefit of) the holders of Notes;

Exhibit A-2

(2) such documents and evidence with respect to such Liens as the Required Holders may reasonably request in order to establish the existence and priority of such Liens and the authorization of the transactions contemplated by such security documents; and
(3) an opinion of counsel to the Company or such Subsidiary in form and substance satisfactory to the Required Holders to the effect that (x) such security documents have been duly authorized, executed and delivered by the Company or such Subsidiary, (y) such security documents constitute the legal, valid and binding contract and agreement of the Company or such Subsidiary, enforceable in accordance with their terms (except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles) and (z) the execution, delivery and performance by the Company or such Subsidiary of such security documents do not violate (A) any law, rule or regulation applicable to the Company or such Subsidiary, or (B)(1) conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien not permitted by Section 10.5 or (2) conflict with or result in any breach of any of the provisions of or constitute a default under (I) the provisions of the charter, bylaws, certificate of formation, operating agreement or other constitutive documents of the Company or such Subsidiary, or (II) any agreement or other instrument to which the Company or such Subsidiary is a party or by which such Subsidiary may be bound;
(d) If at any time, pursuant to the terms and conditions of any Major Credit Facility, Liens granted by the Company or any Subsidiary are released under all of the Major Credit Facilities and the Company will have delivered to each holder of Notes an Officer’s Certificate certifying that immediately preceding the release of such Liens and after giving effect thereto, no Default or Event of Default will have existed or would exist, then, upon receipt by the holders of Notes of such Officer’s Certificate, such Liens in favor of the holders of Notes will be discharged and released, automatically and without the need for any further action; provided that, if in connection with any release of such Liens under any Major Credit Facility any fee or other consideration (excluding, for the avoidance of doubt, any repayment of the principal or interest under any Major Credit Facility in connection with such release) is paid or given to any holder of Indebtedness under such Major Credit Facility in connection with such release, each holder of a Note shall receive equivalent consideration on a pro rata basis in connection with such release of Liens securing the Indebtedness evidenced by this Agreement and the Notes. Without limiting the foregoing, for purposes of further assurance, each of the holders of the Notes agrees to provide to the Company, if reasonably requested by the Company and at the Company’s expense, written evidence of such discharge and release signed by such holder (or the collateral agent appointed by the holders of Notes).”

Exhibit A-3

(c) Section 9.7 — Intercreditor Agreement. Section 9.7 of the Existing Note Purchase Agreement is hereby amended and restated to read as follows:
“Section 9.7 Intercreditor Agreement. If at any time, pursuant to the terms and conditions of any Major Credit Facility, (a) Subsidiaries of the Company are required to provide a Guaranty of the Company’s Indebtedness under such Major Credit Facility and such Subsidiaries are required to become a Guarantor in respect of this Agreement and the Notes or (b) the Company or any of its Subsidiaries are required to grant Liens on any of their assets to secure the Indebtedness evidenced by any Major Credit Facility, and the Company or such Subsidiaries are required to grant Liens to secure the Indebtedness evidenced by this Agreement and the Notes, then the Company will, concurrently with the execution thereof or the granting of such Guaranties and/or Liens, cause the lenders under such Major Credit Facility to enter into, and the holders of Notes hereby agree to enter into, an intercreditor agreement in form and substance (including, without limitation, as to the sharing of recoveries and set offs) reasonably satisfactory to the Required Holders (the “Intercreditor Agreement”) with the holders of Notes, or enter inter a joinder agreement to such Intercreditor Agreement in form and substance reasonably satisfactory to the Required Holders (it being acknowledged and agreed that the form of Amended and Restated Intercreditor Agreement being entered into on October 1, 2008 is in form and substance satisfactory to the Required Holders with respect to the granting of Guaranties). Within ten (10) Business Days following the execution of any such Intercreditor Agreement (or any joinder thereto), the Company shall deliver an executed copy thereof to each holder of Notes.”
(d) Section 10.4(d) — Subsidiary Debt. Section 10.4(d) of the Existing Note Purchase Agreement is hereby amended and restated to read as follows:
“(d) Indebtedness evidenced by (i) any Guaranty Agreement (as the same may be supplemented from time to time by any Guaranty Supplement) or (ii) any Guaranty of any Major Credit Facility so long as such Subsidiary has executed and delivered a Guaranty Agreement and the Company has complied with the provisions of Sections 9.6 and 9.7 of this Agreement;”
(e) Section 10.4(g)(3) — Subsidiary Debt. Section 10.4(g)(3) of the Existing Note Purchase Agreement is hereby amended and restated to read as follows:
“(3) the total amount of all Indebtedness permitted under this Section 10.4(g) at no time exceeds an amount equal to 20% of Consolidated Net Worth.”
(f) Section 10.5 — Limitation on Liens. Section 10.5 of the Existing Note Purchase Agreement is hereby amended by deleting paragraph (m) and inserting new paragraphs (m) and (n) to read as follows:
“(m) Liens (i) in favor of the holders of the Notes (or in favor of a collateral agent reasonably satisfactory to the Required Holders) created to secure the Indebtedness evidenced by this Agreement and the Notes pursuant to Section 9.6(c) and (ii) granted to secure the Indebtedness evidenced by any Major Credit Facility, in each case under clauses (i) and (ii) in compliance with Section 9.7; and

Exhibit A-4

(n) Liens in addition to those permitted by paragraphs (a) through (m), inclusive of this Section 10.5, provided that at the time of incurrence of such other Liens and after giving effect thereto, (1) the total amount of Indebtedness secured by Liens pursuant to this Section 10.5(n) at no time exceeds an amount equal to 15% of Consolidated Net Worth and (2) the Company is in compliance with the terms of Section 10.3.”
(g) Schedule B — Definitions of Bank Credit Agreement, Successor Credit Agreement and Wachovia Credit Agreement. The definitions of “Bank Credit Agreement”, “Successor Credit Agreement” and “Wachovia Credit Agreement” each appearing in Schedule B of the Existing Note Purchase Agreement are each hereby deleted.
(h) Schedule B — Definitions of Foreign Subsidiary and Major Credit Facility. The following definitions are hereby added to Schedule B of the Existing Note Purchase Agreement in their proper alphabetical order to read as follows:
““Foreign Subsidiary” means any Subsidiary of the Company which is not organized under the laws of the United States of America, any State thereof or the District of Columbia.”
““Major Credit Facility” means (a) the Second Amended and Restated Credit Agreement, dated as of October 25, 2007, by and among the Company, the foreign subsidiary borrowers from time to time parties thereto, the institutions from time to time party thereto as lenders, and JPMorgan Chase Bank, National Association, as administrative agent for itself and the other lenders party thereto, (b) the Term Loan Credit Agreement, dated as of October 1, 2008, by and among the Company, the institutions from time to time party thereto as lenders, and JPMorgan Chase Bank, National Association, as administrative agent for itself and the other lenders party thereto, (c) the Note Purchase Agreement, dated as of October 1, 2008, among the Company and the purchasers party thereto, and (d) any other credit, loan or borrowing facility or note purchase agreement by the Company or any Subsidiary providing, in each case, for the incurrence of Indebtedness in a principal amount equal to or greater than $25,000,000, in each case under clauses (a) through (d) as amended, restated, supplemented or otherwise modified and together with increases, refinancings and replacements thereof.”
(i) Schedule B — Definition of Priority Debt. The definition of “Priority Debt” appearing in Schedule B of the Existing Note Purchase Agreement is hereby amended and restated to read as follows:
““Priority Debt” means (i) all unsecured Indebtedness of any Subsidiary other than Indebtedness permitted by paragraphs (a) through (f), inclusive, of Section 10.4, and (ii) Indebtedness of the Company or any Subsidiary secured by Liens other than Liens permitted by paragraphs (a) through (m), inclusive, of Section 10.5.”

Exhibit A-5